FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
April 30, 2008	CLIENT/MATTER NUMBER 014180-0101

Badger Meter, Inc.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

Ladies and Gentlemen:

                We have acted as counsel for Badger Meter, Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 100,000 shares of the Company’s Common Stock, $1 par value (the “Common Stock”), which may be issued pursuant to the Badger Meter, Inc. 2008 Restricted Stock Plan (the “2008 Plan”). Each share of Common Stock issued pursuant to the 2008 Plan will be accompanied by a Common Share Purchase Right (the “Rights”) in accordance with the Rights Agreement, dated as of May 26, 1998, as amended (the “Existing Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as successor to U.S. Bank, National Association (f/k/a Firstar Bank, N.A., successor to Firstar Trust Company), and upon termination of the Existing Rights Agreement each share of Common Stock issued pursuant to the 2008 Plan will be accompanied by a Right in accordance with the Rights Agreement, dated as of February 15, 2008 (the “New Rights Agreement”), between the Company and American Stock Transfer & Trust Company (the Existing Rights Agreement and the New Rights Agreement, collectively, the “Rights Agreement”).

                As counsel to the Company, we have examined: (i) the Registration Statement; (ii) the 2008 Plan and related documents; (iii) resolutions of the Board of Directors of the Company relating to the Registration Statement and the 2008 Plan and the issuance of Common Stock pursuant thereto; (iv) the Company’s Restated Articles of Incorporation and By-laws, as amended to date; (v) the Rights Agreement; and (vi) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SHANGHAI SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C.

Badger Meter, Inc.
April 30, 2008

                 Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Common Stock is offered or issued as contemplated by the Registration Statement; and (c) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, we are of the opinion that:

        1.      The Company is a corporation validly existing under the laws of the State of Wisconsin.

        2.      The shares of Common Stock that are subject to the Registration Statement, when issued and paid for in the manner provided in the 2008 Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

        3.      The Rights that relate to the Common Stock, when issued in the manner contemplated in the Rights Agreement, will be validly issued.

                We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP